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                                                                    EXHIBIT 23.A


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lockheed Martin Corporation Divested Business Deferred Management Incentive Compensation Plan of our report dated January 22, 1999, except for the third paragraph of Note 4, as to which the date is February 11, 1999, with respect to the consolidated financial statements of Lockheed Martin Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP

Washington, D.C.
December 3, 1999